ELECTION TO PARTICIPATE IN THE TIAA AND CREF
                             GROUP RETIREMENT TRUSTS


     ___________________________, pursuant to its Retirement Plan as amended or adopted by its Board of Trustees on_______, a copy of which plan will be forwarded when approved, does hereby elect to participate in the TIAA and CREF Group Retirement Trusts and, further, does agree to the following:

         Contributions for the Retirement Plan, commencing on _________________, will be remitted by us to TIAA and CREF, which shall apply them as premiums to Group Retirement Annuities issued by TIAA and CREF to the Trusts.

         We will remit only Retirement Plan premium contributions for application to the Group Retirement Annuities.

         Benefits will be provided by the Group Retirement Annuities to participating employees and their beneficiaries.

         This election is made in accordance with the terms of the TIAA and CREF Group Retirement Trust agreements and is subject to their provisions.

         Our Retirement Plan qualifies under Section 403(a), 401(a), or 403(b) of the Internal Revenue Code.

     Our  Retirement  Plan  provides  that the Lump Sum Benefit  available  to a
terminating   employee  is  ___%  of  the   Accumulation   attributable  to  all
contributions made on the employee's behalf.

  Dated:
        -------                              -----------------------------------
                                                     (Name of Institution)

                                             By:
                                                 -------------------------------
                                                             (Name)

                                                 -------------------------------
                                                            (Title)

         TIAA-CREF hereby consents to the participation of ____________________ in the TIAA and CREF Group Retirement Trusts, this _____________day of ________, 19__.

-------------------------
         (Name)

-------------------------
         (Title)

                           CREF GROUP RETIREMENT TRUST

                 AGREEMENT, by and between College Retirement Equities Fund (hereinafter referred to as "CREF") and United States Trust Company of New York (hereinafter the "Trustee") establishing the CREF Group Retirement Trust. This agreement is effective as of the date of execution herein.

                 (Section)PURPOSE. The purpose of the Trust is to aid and strengthen nonproprietary and nonprofit-making colleges, universities and other institutions engaged primarily in education or research by providing retirement annuities suited to the needs of such institutions and of the teachers and other persons employed by them for the benefit of, and on terms as advantageous to, such institutions and their employees as shall be practicable, without profit to CREF or its stockholders.

                 (Section)2. DEFINITIONS.

                 a) "Eligible Institution." An institution is eligible to participate in this trust only if it is eligible to participate in the TIAA-CREF system. Eligibility for TIAA-CREF is subject to the eligibility rules of TIAA-CREF then in effect. Generally, these rules require that an institution be:
1.) organized or incorporated in the United States, 2.) nonproprietary and nonprofit-making, whether publicly or privately supported, 3.) if privately supported, has received a ruling from the Internal Revenue Service that it is exempt from federal income taxes as an organization described in Section 501(c)(3) of the Internal Revenue Code of

1954 or any predecessor of this section under prior law [an institution will be provisionally eligible if it has pending a valid application for 501(c)(3) status] and 4.) either offers a regular course of instruction as its primary purpose or conducts research or serves or supports education or research as its primary purpose or is ancillary to an institution with such primary purposes. The foregoing shall include, but not be limited to, colleges, universities, independent schools, research organizations, libraries, museums and educational associations. It shall not, however, include an institution which is either a public school below the college level or a private foundation as defined in
Section 509 of the Internal Revenue Code.

                 b) "Employer." An Eligible Institution participating in this Trust in accordance with Section 4 of this trust agreement.

                 c) "Participant." An employee of an Employer on whose behalf Contributions are remitted by such Employer under its Retirement Plan in accordance with Section 5 of this trust agreement.

                 d) "Retirement Plan." A defined contribution retirement plan qualifying under Section 403(a) of the Internal Revenue Code or providing for the purchase of annuity contracts that qualify under Section 403(b) of such Code. The plan must require periodic contributions by an Employer and may require contributions by Participants through payroll withholding or, for a
Section 403(b) plan, through a Salary Reduction Agreement.

                 e) "Salary Reduction Agreement." An agreement between an Employer and a Participant whereby the Participant reduces his or her salary or forgoes an increase in salary as described in S1.403(b)-l(b)(3) of the Federal Income Tax Regulations.

                 f) "Contributor." A payment to be applied to the Contract as a premium remitted by an Employer under a Retirement Plan in accordance with (Section)5 of this trust agreement.

                 (Section)3. THE CONTRACT. CREF will issue to the Trustee a Group Retirement Annuity contract (The "Contract") to provide annuity benefits for enrolled Participants. The provisions of the Contract and the certificates issued thereunder will govern the rights, responsibilities and obligations of CREF and participants.

                 (Section)4. PARTICIPATION IN THE TRUST. To participate in this Trust an eligible institution must: a) obtain the written consent of CREF to do so; b) submit documents required by CREF for participation and c) remit Contributions as required by (Section)5 of this trust agreement.

                 (Section)5. CONTRIBUTIONS. An Employer shall remit Retirement Plan Contributions to CREF, which shall apply such Contributions to the Contract as premiums. Such Contributions shall be remitted in the form and manner specified by CREF.

                 (Section)6. PROTECTION AGAINST CLAIMS OF CREDITORS AND PROHIBITION OF ASSIGNMENT. The interest, rights and benefits of any person which may be derived from this Trust are exempt from claims of creditors and all legal process. Such interest, rights and benefits may not be assigned, pledged or transferred and any attempt to do so will be void and of no effect.

                 (Section)7. POWERS, RIGHTS AND DUTIES OF TRUSTEE. Subject to the provisions of (Section)8, the Trustee shall have the following powers and rights with respect to the Trust in addition to those vested in it elsewhere in this trust agreement or by law:

                 a) To enter into a Group Retirement Annuity Contract and amendments thereof with CREF and to exercise any rights that exist for the Contract Holder thereof.

                 b) To institute, maintain or defend any litigation appropriate or necessary in connection with the Trust, except that the Trustee shall not be obligated or required to do so unless it has been or shall be indemnified by CREF to its satisfaction against all expenses and liabilities sustained or anticipated by reason thereof.

                 c) To pay any taxes or fees incurred or assessed with respect to the Trust, subject to the provisions of (Section)9.

                 d) To delegate powers in connection with the administration of the Trust to CREF.

                 e) To settle, compromise or abandon any claims or demands in favor of or against the Trust, but only with the prior written consent of CREF.


                 f) To perform any and all other acts as may in its judgment be necessary or appropriate to fulfill its responsibilities under this trust agreement.


                 g) To deal with CREF in accordance with the terms of the Contract issued to it and in such manner as the Trustee and CREF shall agree, without the consent of any other person or persons interested in the Trust.


                 (Section)8. RESPONSIBILITY OF TRUSTEE. The Trustee shall have no responsibility for the validity or effect of the Contract issued to it by CREF, for the eligibility of any institution or Participant to participate in the Trust, for the validity or acceptability of any Contributions or for the compliance of any Retirement Plan or Salary Reduction Agreement with any applicable provision of law. The Trustee shall have no responsibility for the administration of any Retirement Plan or Salary Reduction Agreement and its sole responsibility to Participants shall be to act as Contract Holder of the Contract.

                 The Trustee shall not be liable for any Contributions. CREF shall be solely responsible for providing benefits to participants and their beneficiaries. The Trustee shall not be liable for any payment made to or benefit claimed by any Participant or for the acts or omissions of CREF with respect to the administration of the contract. The Trustee shall not be liable with respect to any act or acts which it may perform on the express written instructions of CREF, and CREF shall indemnify and save the Trustee harmless with respect to all claims that may arise as a result of its compliance with such instructions.

                 (Section)9. COMPENSATION OF TRUSTEE AND REIMBURSEMENT OF EXPENSES. CREF shall pay the Trustee the compensation from time to time agreed upon by the Trustee and CREF, and shall reimburse the Trustee for all reasonable expenses (including taxes and fees) incurred in connection with the administration and operation of the Trust.

                 (Section)10. PRESUMPTION OF PROPRIETY OF TRUSTEE'S ACTS. Any party dealing with the Trustee may conclusively presume that the Trustee is acting in accordance with the provisions of this Trust and shall not be obliged to take cognizance of such provisions or to inquire into the propriety of any act of the Trustee.

                 (Section)11. SUCCESSOR TRUSTEES. The Trustee may resign on 60 days' advance written notice to CREF and CREF may remove the Trustee with or without cause on 60 days' advance written notice to the Trustee. In any such event, CREF may appoint a successor Trustee and, upon such appointment and the acceptance thereof by the successor Trustee, the predecessor Trustee shall promptly assign the Contract to the successor Trustee, establishing it as the Contract Holder thereof, and furnish to the successor Trustee an account of its administration. The predecessor Trustee shall execute any documents and do any acts necessary to record the appointment of the successor Trustee. Each successor Trustee shall have all the powers, rights and duties conferred by this trust agreement as if originally named Trustee. No successor Trustee shall be liable for any act or failure to act of a predecessor Trustee.

                 (Section)12. SUCCESSORS IN INTEREST OF TRUSTEE. This trust agreement shall be binding upon the successors and assigns of the Trustee. Any corporation which shall, by merger, consolidation, purchase or otherwise, succeed to substantially all of the trust business of a corporation acting as Trustee shall, upon such succession, and without appointment or other action by any person, be and become a successor Trustee hereunder.

                 (Section)13. TRUST CREATED FOR EXCLUSIVE BENEFIT OF PARTICIPANTS. This Trust is intended to implement the Retirement Plans of Employers. No part of the Trust may be used for or diverted to purposes other than for the exclusive benefit of Participants covered by such plans and their beneficiaries. Benefits purchased under the Contract cannot be forfeited.

                 (Section)14. PARTIES. No person other than CREF and the Trustee or their lawful successors shall be or be considered a party to this trust agreement.

                 (Section)15. ENTIRE AGREEMENT. This trust agreement shall constitute the entire agreement between the parties, which shall not be deemed to be varied, altered or amended nor shall any provision thereof be waived except by signed, written agreement of the parties.

                 (Section)16. SITUS. This trust agreement is created and made in the State of New York and all questions pertaining to its validity, construction and administration shall be determined in accordance with the laws of said State.

                 (Section)17. TERMINATION OF CONTRIBUTIONS. Termination of Contributions shall not cause benefits purchased under the Contract prior thereto to be forfeited.

                 (Section)18. AMENDMENT OF THE TRUST. The trust agreement may be amended from time to time by a signed, written supplemental agreement between CREF and the Trustee. No amendment shall reduce benefits purchased prior thereto.

                 (Section)19. TERMINATION OF THE TRUST. CREF may in its sole discretion voluntarily terminate this Trust in any manner and for any reason upon giving three months' prior written notice to Employers, Participants and the Trustee by mail directed to their addresses then appearing on CREF's records. The Trustee, if so directed by CREF, will assign the Trust corpus to CREF on the effective date of termination. Termination of the Trust shall not cause any benefits purchased under the Contract to be forfeited nor any part of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries.

                 IN WITNESS WHEREOF, CREF and the Trustee have caused this

Trust Agreement to be executed by their respective duly authorized officers on this ___ day of September, 1984


                                               COLLEGE RETIREMENT EQUITIES FUND


(Seal)                                        By:       RUSSELL E. BONE
                                                  --------------------------
                                                            (Name)

                                                     Executive Vice President
                                                  ------------------------------
                                                            (Title)


STATE OF NEW YORK        )
                         :  ss.:
COUNTY OF NEW YORK       )


                 On this 28th day of August, 1984, before me personally came Russell E. Bone, to me known, who, being by me duly sworn, did depose and say that he resides at Colonia, New Jersey, and is Executive Vice President of College Retirement Equities Fund, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; and the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said corporation, and that he signed his name thereto by like order.


          MICHELLE WARREN                        MICHELLE WARREN
  NOTARY PUBLIC, State of New York       -------------------------------
           No. 60-2937525                        Notary Public
  Qualified in Westchester County
Certificate filed in New York County
  Commission Expires March 30, 1985


                                         UNITED STATES TRUST COMPANY OF NEW YORK


(Seal)                                  By
                                            ----------------------------
                                                      (Name)

                                            -----------------------------
                                                      (Title)


STATE OF NEW YORK        )
                         :  ss.:
COUNTY OF NEW YORK       )

       On the ___th day of August, 1984, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he resides at No. __________________; that he is a Vice President of UNITED STATES TRUST COMPANY OF NEW YORK, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said corporation, and that he signed his name thereto by like order.


                                                     Preston F. Flores
                                                  -----------------------
                                                       Notary Public

                                                     PRESTON F. FLORES
                                             Notary Public, State of New York
   (Sealed)                              No. 43-8392125 Qual. in Richmond County
                                             Commission Expires march 30, 1986

                                  AMENDMENT TO
                          CREF GROUP RETIREMENT TRUST


                 AGREEMENT, by and between College Retirement Equities Fund (hereinafter, "CREF") and United States Trust Company of New York (hereinafter, "The Trustee") amending the CREF Group Retirement Trust. This agreement is effective as of the date of execution herein.

                 WHEREAS, CREF and The Trustee entered into a trust agreement, known as the CREF Group Retirement Trust, effective September 1, 1984,

                 AND WHEREAS, said Trust provides that it may be amended from time to time,

                 AND WHEREAS, CREF and The Trustee wish to amend said Trust,

                 NOW THEREFORE, CREF and The Trustee agree that Sections 2(d) and (e) of said Trust are hereby amended to read as follows:

                 d) "Retirement Plan." A defined contribution retirement plan qualifying under Sections 401(a), 401(k) or 403(a) of the Internal Revenue Code, or providing for the purchase of annuity contracts that qualify under Sec. 403(b) of such Code. Except for Sec. 401(k) plans, the plan must require periodic contributions by an Employer and may require contributions by Participants through payroll withholding or, for a Sec. 403(b) plan, through a Salary Reduction Agreement. For Sec. 401(k) plans, a Participant may elect to make contributions through a Salary Reduction Agreement.

                 e) "Salary Reduction Agreement." An agreement between an Employer and a Participant whereby the Participant reduces his or her salary or forgoes an increase in salary as provided for in the Federal income Tax Regulations governing Sec. 401(k) plans and Sec. 403(b) annuities.

                 IN WITNESS WHEREOF, CREF and the Trustee have caused this Trust Agreement to be executed by their respective duly authorized officers on this ______________ day of March, 1985.



                                        By      Russell E. Bone
(Seal)                                    ----------------------------
                                                    (Name)

                                          Executive Vice President
                                          -----------------------------
                                                    (Title)


                                        UNITED STATES TRUST COMPANY OF NEW YORK


                                       By
                                         -----------------------------
(Seal)                                              (Name)


                                          -----------------------------
                                                    (Title)

STATE OF NEW YORK        )
                         :  ss.:
COUNTY OF NEW YORK       )

                 On this 18th day of March, 1985, before me personally came Russell E. Bone, to me known, who, being by me duly sworn, did depose and say that he resides at Skyline Ridge, Bridgetown, CT 06752, and is Executive Vice President of College Retirement Equities Fund Association, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; and the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said corporation, and that he signed his name thereto by like order.


                                                   Michelle Warren
                                              --------------------------
                                                    Notary Public

                                                 MICHELLE WARREN
                                        NOTARY PUBLIC, State of New York
                                                 No.  60293762
(Notarial Seal)                         Qualified in Westchester County
                                      Certificate filed in New York County
                                       Commission Expires March 30, 1985


STATE OF NEW YORK        )
                         :  ss.:
COUNTY OF NEW YORK       )

                 on the 21st day of March, 1985, before me personally came Jack _________________________, to me known, who, being by me duly sworn, did depose and say that he resides at 1918 Miller Place No. ______________ Merrick, N.Y. 11566; that he is a Vice President of United States Trust Company of New York, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said corporation, and that he signed his name thereto by like order.


                                                Judith M. Trepanowski
                                              --------------------------
                                                    Notary Public

                                              JUDITH M. TREPANOWSKI
                                        NOTARY PUBLIC, State of New York
                                                 No. __________
(Notarial Seal)                         Qualified in Westchester County
                                          Certified in New York County
                                       Commission Expires March 30, 1986

                 AMENDMENT NO. 1 TO CREF GROUP RETIREMENT TRUST

                 AGREEMENT, by and between College Retirement Equities Fund (hereinafter referred to as "CREF") and United States Trust Company of New York (hereinafter the "Trustee") amending the CREF Group Retirement Trust entered into between CREF and the Trustee on September 1, 1984.

                 The following amendments are hereby made to Section 2,
Definitions:


Paragraph (a), "Eligible Institution" is amended by the addition of the phrase "or Canada" at the end of clause (1) of the third sentence.

Paragraph (d), "Retirement Plan" is deleted and replaced by:

     (d) "Retirement Plan" A defined contribution retirement plan qualifying under sections 403(a) or 401(a) of the Internal Revenue Code or providing for the purchase of annuity contracts that qualify under section 403(b) of such Code or a registered pension plan within the meaning of Section 248(1) of the Canadian Income Tax Act.

                 IN WITNESS WHEREOF, CREF and the Trustee have caused this Amendment to be executed by their respective duly authorized officer on this 1st day of May, 1989.


                                              COLLEGE RETIREMENT EQUITIES FUND


                                              By       John J. McCormack
                                                 -----------------------------


STATE OF NEW YORK        )
                         :  ss.:
COUNTY OF NEW YORK       )

                 On this 1st day of May, 1989, before me personally came John J. McCormack, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________ and is Executive Vice President of College Retirement Equities Fund, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said corporation, and that he signed his name thereto by like order.



                                                   Michelle Warren
                                              --------------------------
                                                    Notary Public

                                                 MICHELLE WARREN
                                        NOTARY PUBLIC, State of New York
                                                 No. 602937625
(Notarial Seal)                         Qualified in Westchester County
                                      Certificate filed in New York County
                                       Commission Expires March 30, 1985

                                         UNITED STATES TRUST COMPANY OF NEW YORK


                                       By     Joseph L. D'Addeuio
                                         -----------------------------
                                                    (Name)

                                                 Vice President
                                          -----------------------------
                                                    (Title)


STATE OF NEW YORK        )
                         :  ss.:
COUNTY OF NEW YORK       )

                 On the 30th day of May, 1989, before me personally came Joseph
L. D'Addeuio , to me known, who, being by me duly sworn, did depose and say that he resides at 68-47 Hollow St., Forest Hills, NY that he is a Vice President of UNITED STATES TRUST COMPANY OF NEW YORK, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said corporation, and that he signed his name thereto by like order.



                                                Judith M. Trepanowski
                                              --------------------------
                                                    Notary Public

                                              JUDITH M. TREPANOWSKI
                                        NOTARY PUBLIC, State of New York
                                                    No. 9377693
                                        Qualified in Westchester County
                                          Certified in New York County
                                       Commission Expires June 30, 1990

                 AMENDMENT NO. 2 TO CREF GROUP RETIREMENT TRUST


                 AGREEMENT, by and between College Retirement Equities Fund (hereinafter referred to as "CREF") and Chase Manhattan Bank, N.A. successor to the United States Trust Company of New York, (hereinafter the "Trustee") amending the CREF Group Retirement Trust entered into between CREF and the Trustee on September 1, 1984.

                 The following amendments are hereby made to Section 2,
Definitions:

                 Paragraph (a), "Eligible Institution" is amended by the deletion of the phrase "or Canada" at the end of clause (1) of the third sentence.

                 Paragraph (d), "Retirement Plan" is amended by the deletion of the phrase "or a registered pension plan within the meaning of
                 Section 248(a) of the Canadian Income Tax Act" at the end of the first sentence.

                 IN WITNESS WHEREOF, CREF and the Trustee have caused this Amendment to be executed by their respective duly authorized officers on this 26th day of December, 1995.


                                   COLLEGE RETIREMENT EQUITIES FUND


                                   By              C. H. Stamm
                                     -------------------------------------------
                                                      (Name)

                                      Executive Vice President & General Counsel
                                      ------------------------------------------
                                                      (Title)



STATE OF NEW YORK        )
                         :  ss.:
COUNTY OF NEW YORK       )

                 On this 26th day of December, 1995, before me personally came
C. H. Stamm, to me known, who, being by me duly sworn, did depose and say that he resides at 12 Runkenhage Drive, Darien, CT, and is Executive V.P & General Counsel of College Retirement Equities Fund, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said corporation, and that he signed his name thereto by like order.



      JONAH J. APPLEBAUM                         Jonah J. Applebaum
Notary Public, State of New York           -----------------------------
         No 02AP5040660                          (Notary Public)
My Commission Expires March 20, 1997

                                        CHASE MANHATTAN BANK, N.A.


                                        By   Otis A. Sinnott, Jr.
                                          -----------------------------
                                                   (Name)

                                                 Vice President
                                          -----------------------------
                                                    (Title)


STATE OF NEW YORK        )
                         :  ss.:
COUNTY OF NEW YORK       )

                 On the 28th day of December, 1995, before me personally came Otis A. Sinnott, Jr., to me known, who, being by me duly sworn, did depose and say that he resides at N.Y, N.Y., and is Vice President of Chase Manhattan Bank, N.A., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; and the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said corporation, and that he signed his name thereto by like order.



                                                  Lorraine M. Mazzie
                                             --------------------------
                                                     Notary Public

                                              LORRAINE M. MAZZIE
                                        Notary Public, State of New York
                                                    No. 31-4768768
                                          Qualified in New York County
                                       Commission Expires May 31, 1996

                   TEACHERS INSURANCE AND ANNUITY ASSOCIATION
                                 NEW YORK, N.Y.

                       GROUP RETIREMENT ANNUITY CERTIFICATE

     CERTIFICATE      DATE OF ISSUE      DATE OF BIRTH     ANNUITY STARTING DATE
       NUMBER          MO. DAY YR.        MO. DAY YR.           MO. DAY YR.
     -----------      -------------      -------------     ---------------------

ANNUITANT



This certificate states the rights that you, the Annuitant, have under a Group Retirement Annuity Contract ("the Contract") issued by TEACHERS INSURANCE AND ANNUITY ASSOCIATION ("TIAA") to the United States Trust Company of New York ("the Contract Holder") under a trust agreement.

This page refers briefly to some of the Contract's features described in your certificate. The next pages set forth in detail the rights and obligations of both TIAA and you under the Contract. PLEASE READ YOUR CERTIFICATE. IT IS IMPORTANT.

                               GENERAL DESCRIPTION

 All premiums on your behalf must be remitted under the terms of your Employer's Retirement Plan.

Each premium paid to TIAA for your annuity buys a definite amount of lifetime income for you. If you die before starting to receive this income, the accumulated funds will provide a benefit for your beneficiary under one of the methods described in your certificate. The benefit amounts purchased by each premium are determined by the Rate Schedule in effect for the Contract at the time the premium is paid. Benefits over and above those guaranteed under the Contract may be bought by Additional Amounts, which may be credited to you under the Contract by TLAA from time to time.

Once each year we will report to you on the current value of your Accumulation.

When you are ready to start receiving your income, you choose the income option you want from among those described in your certificate. The Payments for a Fixed Period option is only available after Termination of Employment, and may be limited under the terms of your Employer's Retirement Plan. All options provide an income for you, and all but one also have some provision for another person to be named by you.

 You may also be permitted to choose a Lump-sum  Benefit  payment in  accordance
 with  your  Employer's   Retirement  Plan,  but  only  within  120  days  after
 Termination of Employment with your Employer.

 THIS CERTIFICATE CANNOT BE ASSIGNED NOR DOES # PROVIDE FOR LOANS.



                                                       /s/ JOHN H. BIGGS
                                                       -------------------------
                                                           John H. Biggs
                                                           Chairman and
                                                     Chief Executive Officer

--------------------------------------------------------------------------------
G-1000.4                        INDEX ON NEXT PAGE                      ED. 3-93
TIAA GRA

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE                                             INDEX
================================================================================


                              INDEX OF PROVISIONS



                                                         SECTION
Accumulation
    Definition ..........................................   1
Additional Amounts
    Definition ..........................................   2
Annuity Starting Date
    Change of ...........................................  16
    Definition ..........................................   3
Assignment
    Void and of no effect ...............................  33
Benefits Based on Incorrect Data ........................  40
Cash Surrender
    Limited benefit .....................................  35
Claims of Creditors
    Protection against ..................................  36
Commuted Value
    Definition ..........................................   9
Consideration ...........................................  13
Contract
    Consists of .........................................  13
Correspondence with TIAA ................................  42
Death Benefit ...........................................  21
    Amount of Payments ..................................  27
    Beneficiary .........................................  22
    Changing the Beneficiary ............................  23
    Definition ..........................................   6
    Methods of Payment ..................................  25
    Payments after death
    of Beneficiary ......................................  26
    Starting payments ...................................  24
Elections and Changes
    Procedure ...........................................  37
Employer
    Definition ..........................................  10
Income Benefit
    Amount of payments ..................................  20
    Definition ..........................................   4
    Options .............................................  18
    Payments during
    guaranteed period ...................................  19
    Starting payments ...................................  17
Lapse or Forfeiture
    Protection against ..................................  15
Laws and Regulations
    Compliance with .....................................  44
Loans
    No provision for ....................................  34
Lump-sum Benefit
    Availability ........................................  28
    Definition ..........................................   7
    Payment of ..........................................  29
Payment to an Estate, Trustee, etc ......................  38
Premiums ................................................  14
    Overpayment of ......................................  43
Proof of Survival .......................................  41
Rate Schedule ...........................................  46
    Change of ...........................................  45
    Definition ..........................................   8
Report of Accumulation ..................................  32
Request for Benefits ....................................  42
Retirement Plan .........................................  12
Second Annuitant ........................................   5
Service of Process upon TIAA ............................  39
Spouse's Right to Benefits ..............................  30
    Liability of TIAA ...................................  31
Termination of Employment ...............................  11





--------------------------------------------------------------------------------
G-1000.4
TIAA GRA                                                                ED. 3-93

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE
================================================================================


                  TEACHERS INSURANCE AND ANNIJllY ASSOCLAlION



           CERTIFICATE        DATE OF        DATE OF           ANNUITY STARTING
              NUMBER           Issue          Birth                  Date
           -----------        -------        -------           ----------------



ANNUITANT


          GROUP RETIREMENT ANNUITY CONTRACT NO. - GRA-01

          Social Security Number

Employer  National Academy Of Sciences

The Contract under which this Certificate was issued was made and delivered in the State of New York. The validity and effect of all rights and duties under the Contract are governed by the laws there in force.






--------------------------------------------------------------------------------
G-1000.4                                                                  Page 3
TIAA GRA

ENDORSEMENT TO YOUR TIAA GROUP
RETIREMENT ANNUITY CONTRACT
================================================================================


                   TEACHERS INSURANCE AND ANNUITY ASSOCIATION
                                     (TIAA)
                 730 Third Avenue, New York, New York 10017-3206


            ENDORSEMENT TO TIAA GROUP RETIREMENT ANNUITY CERTIFICATES
                             ISSUED ON FORM G1000.4

This endorsement is part of your agreement with TIAA. The purpose of an endorsement is to make changes to the provisions of your certificate. Please read this endorsement in conjunction with your certificate.

The following is added to the ADDITIONAL AMOUNTS provision:

         Additional Amounts, if any, will be credited under a schedule of Additional Amount rates declared by TIAA. For an Accumulation in force as of the effective date of such a schedule, the Additional Amount rates will not be modified for a period of twelve-months following the schedule's effective date. For any premiums received, any Additional Amounts credited, and any Transfers from CREF credited during the twelve-month period described in the preceding sentence, TIAA may declare Additional Amounts at rates which are effective for less than twelve months, but which remain in effect through the end of such twelve-month period. Thereafter, any Additional Amount rates declared for such premiums, Additional Amounts, and Transfers from CREF will remain in effect for periods of twelve months or more.

The ANNUITY STARTING DATE provision is modified by the following:

         The Annuity Starting Date is the date your Income Benefit or your Transfer Payout Annuity begins. You may not start your Income Benefit any earlier than the earliest date allowed under your Employer's Retirement Plan, nor any later than the April first following the calendar year in which you reach age 70*. At any time before you begin to receive your Income Benefit or your Transfer Payout Annuity, you may change your Annuity Starting Date to the first of any month after the change, as described in your certificate, as long as the new date satisifies the preceding conditions.

A new option is added to the INCOME OPTIONS provision:

         MINIMUM DISTRIBUTION ANNUITY. This Income Option is designed to enable you to meet the minimum distribution requirements under federal tax law. A payment will be made to you each year until your Accumulation is entirely paid out, or until your prior death. If required to meet the minimum distribution requirements, an initial payment will be made on the Annuity Starting Date, generally on or before the April 1 following the

--------------------------------------------------------------------------------
G-1000.4                                                                 Page E1
TIAA GRA                                                                ED. 7-94

ENDORSEMENT TO YOUR TIAA GROUP
RETIREMENT ANNUITY CONTRACT
================================================================================

         calendar year in which you reach age 704. This option may not provide a lifetime income in all situations.

            If you die before the Accumulation has been entirely paid out, a death benefit equal to the remaining Accumulation will be paid to the Beneficiary you name when electing this option.

            This option is only available when you must begin receiving income in order to avoid penalties under federal tax law.

The INTEREST PAYMENT AND RETIREMENT ANNUITY INCOME OPTION is replaced with the following:

         INTEREST PAYMENT AND RETIREMENT ANNUITY. A payment will be made to you each month until you die or convert to another Income Option. The amount of the payment will be equal to the interest that TIAA would otherwise credit to your Accumulation.

            You must convert to another Income Option no later than the April first following the calendar year in which you reach age 70 1/2.

            If you die before converting, a Death Benefit equal to your Accumulation plus any accrued interest since the last payment will be paid to the Beneficiary you name when - electing this option.

            This option is only available if you are at least age 55, but not older than age 69 1/2. The value of the Accumulation placed under this option must be at least $10,000.

One new method is added to the METHODS OF PAYMENT of the DEATH BENEFIT provision:

         MINIMUM DISTRIBUTION ANNUITY. This Method of Payment is designed to enable your Beneficiary to meet the minimum distribution requirements under federal tax law. A payment will be made for each year that a distribution is required until your Accumulation is entirely paid out, or until the prior death of your Beneficiary. This method may not provide a lifetime income in all situations.

            If your Beneficiary dies before your Accumulation has been entirely paid out, the remaining Accumulation will be paid in one sum to the payee named to receive it.

A provision on TRANSFERS is added:

         TRANSFERS. You may choose to transfer your Accumulation to CREF under a Transfer Payout Annuity. Annuity payments will be made over a ten year period to your CREF Group Retirement Unit-Annuity certificate. The amount of each annuity payment will be determined as of the Annuity Starting Date by:

                  A) the amount of your Accumulation; and
                  B) the interest rate(s) in the Rate Schedule(s) under which premiums, any Additional Amounts, and any Transfers from CREF were credited.



--------------------------------------------------------------------------------
G-994                                                                    Page E2
TIAA GRA                                                                ED. 7-94

ENDORSEMENT TO YOUR TIAA GROUP
RETIREMENT ANNUITY CONTRACT
================================================================================

            Each payment to CREF is subject to the terms of your CREF certificate and CREF's Rules of the Fund. Your request for a Transfer Payout Annuity must be made by written notice to TIAA.

            If you die before all annuity payments have been made, any remaining payments will continue to the Beneficiary you name when electing this option. Alternatively, a death benefit equal to the commuted value of any remaining annuity payments may be elected.

The following is added to the CHANGE OF RATE SCHEDULE provision:

         Any change in the interest rate credited before the Annuity Starting Date or your prior death is subject to the minimum rate specified in the applicable state nonforfeiture law, if any, or if none, the applicable National Association of Insurance Commissioners model nonforfeiture law. Any change in the charge for expenses or contingencies must comply with any applicable state nonforfeiture law.

The RATE SCHEDULE provision is modified by the following:

         Transfers from CREF are credited to your certificate as of the day TIAA receives the funds, which is the day following the date the funds are transferred out of CREF.

                                                /s/ JOHN H. BIGGS
                                                -------------------------------
                                                    John H. Biggs
                                                    CHAIRMAN and
                                               CHIEF EXECUTIVE OF OFFICER




--------------------------------------------------------------------------------
G-994                                                                    Page E3
TIAA GRA                                                                ED. 7-94

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE                                      SECTIONS 1-8
================================================================================


                     PART A: TERMS USED IN THIS CERTIFICATE

1.   The Accumulation is equal to:
             A) all premiums paid on your behalf; plus
             B) any Additional Amounts credited to you under the Contract before the Annuity Starting Date or your prior death; plus C) any transfers from CREF; less D) any charge for expenses and contingencies set forth in the Rate Schedule; less E) the amount of any Lump-sum Benefit paid, plus any Surrender Charge; plus F) interest credited under the terms of the Contract.

      Your Accumulation will provide the benefits described in this certificate.

2. ADDITIONAL AMOUNTS may be credited to you under the Contract by TIAA. Those credited before the Annuity Starting Date or your prior death buy benefits for you, above the benefits bought by premiums, based on the Rate Schedule in effect when the Additional Amount is credited. Any Additional Amounts credited after the Annuity Starting Date or your death will be paid in addition to the Income or Death Benefit then payable. TIAA does not guarantee that there will be Additional Amounts.

3. The ANNUITY STARTING DATE shown on Page 3 is the date your income is to begin. The date may be changed as explained in Sections 16 and 17.

4. The INCOME BENEFIT is the monthly amount payable to you under one of the options set forth in Part C. These payments will first be payable on the Annuity Starting Date.

5. The SECOND ANNUITANT is the person you name, when starting to receive your income under a Survivor Annuity Option, to receive a life income if he or she survives you. You may name your spouse, or any other person eligible under TIAA's practices then in effect, to be a Second Annuitant.

6. The DEATH BENEFIT is the current value of your Accumulation. It will be used to pay your beneficiary an income under one of the methods set forth in Part D if you die before the Annuity Starting Date.

7. A LUMP-SUM BENEFIT may be available to you before the Annuity Starting Date and within 120 days after Termination of Employment. The provisions concerning this benefit are detailed in Part E and may be limited under the terms of your Employer's Retirement Plan. .

8. The RATE SCHEDULE is the part of the Contract that sets forth the bases for computing the Accumulation, the Income and Death Benefits and Lump-sum Benefits. TIAA may change the Rate Schedule, after three months' notice to your Employer, for premiums



--------------------------------------------------------------------------------
G-994                                                                     Page 5
TIAA GRA                                                                ED. 3-93
paid, Additional Amounts credited, and transfers from CREF made after the change. No change of Rate Schedule will affect benefits bought by premiums paid, Additional Amounts credited, or transfers from CREF made prior to the change.

9. COMMUTED VALUE. The commuted (discounted) value is a one-sum payment made in lieu of a series of payments. It is less than the total of those payments, because future interest, included when computing the series of pay ments, will not be earned if payment is to be made in one sum.

         The commuted value of future payments is therefore the sum of those payments less the interest from the date of commutation to the date each payment would have been made. The same interest rate or rates used in computing the benefit payments will be used to determine the commuted value.

10.  Your EMPLOYER is the organization named on Page 3.

11. TERMINATION OF EMPLOYMENT for the purpose of determining the availability of the Lump-sum Benefit and the Payments for a Fixed Period Option is a bona fide cessation of an employment relationship with your Employer. Dissolution or modification of the Retirement Plan; changes in the name or affiliation of your Employer; leaves of absence, with or without pay; vacations; or other events not in fact a termination of employment will not be considered a Termination of Employment.

12. A RETIREMENT PLAN is an employer's plan, qualifying under Section 401(a), 403(a), or 403(b) of the Internal Revenue Code of 1986 ("IRC"), as amended, for providing retirement benefits for employees.

                          PART B: CONTRACT AND PREMIUMS

13. THE CONTRACT. The Contract is the entire contract between the parties, and its provisions alone will govern with respect to the rights and obligations of TIAA. The sole responsibility of the Contract Holder is to serve as a party to the Contract. Any Employer paying premiums under the Contract shall be deemed to accept its terms and those of the trust agreement under which it has been issued.

        The payment of premiums is the consideration for the Contract. The Contract may be amended by agreement of TIAA and the Contract Holder without the consent of any other person, provided that such change does not reduce any benefit purchased under the Contract up to that time. Any endorsement or amendment of this certificate, waiver of any of its provisions, or change in the Rate Schedule will be valid only if in writing and signed by an Executive Officer or Registrar of TIAA.

14. PREMIUMS. All premiums on your behalf must be remitted under the terms of your Employer's Retirement Plan. We have issued this certificate in consideration of


--------------------------------------------------------------------------------
G-994                                                                     Page 6
TIAA GRA                                                                ED. 3-93
     premiums paid on your behalf. All premiums and benefits are payable at TIAA's home office in New York, NY. Premiums may be paid in any amount and at any frequency, in accordance with your Employer's Retirement Plan. TIAA will accept premiums on your behalf only if they are remitted before the Annuity Starting Date or your prior death. TIAA reserves the right to stop accepting premiums under the Contract at any time.

15. UNCONDITIONAL PROTECTION AGAINST LAPSE OR FORFEITURe. The benefits described in your certificate will not lapse after the first premium has been paid. If premiums cease, you continue to own all benefits bought by premiums paid, any Additional Amounts credited, and any transfers from CREF.

                           PART C: YOUR INCOME BENEFIT

16. CHANGING YOUR ANNUITY STARTING DATE. Any time before you start to receive your Income Benefit, you may change the Annuity Starting Date to the first of any month after the date of the change, but not to a month later than April of the calendar year following the calendar year in which you attain age 70*. If prior to your sixty-fifth birthday you have not chosen an Annuity Starting Date, you will be deemed to have chosen the first of the month following that birthday.

     The portion, if any, of your Accumulation equal to:

          A) amounts attributable to funds transferred to your certificate from a custodial account established under IRC Section 403(b)(7); plus

          B) amounts attributable to premiums paid to an IRC Section 403(b)(1) annuity contract as elective deferrals under a salary reduction agreement (within the meaning of lRC Section 403(b)(11)); less

          C) the value, if any, of the amounts described in (B) determined as of December 31, 1988;

     will not be available to provide Income Benefits  until you:

             (1)  attain  age 59 1/2
             (2) separate from service of the employer under whose plan the aforementioned portion is attributable;
             (3)  die;
             (4)  become disabled within the meaning of IRC Section 72(m)(7); or
             (5)  encounter  financial  "hardship"  within  the  meaning  of IRC
                  Section 403(b).

     In the case of hardship, any earnings credited after December 31, 1988, and in addition, any contributions paid after December 31, 1988 to a custodial account established under IRC Section 403(b)(7) other than elective deferrals under a salary reduction agreement, will not be available for distribution.


--------------------------------------------------------------------------------
G-1000.4                                                                  Page 7
TIAA GRA                                                                ED. 3-93

YOUR TIAA GROUP
RETIREMENT ANNULTY CERTIFICATE                                    SECTIONS 16-18
================================================================================


         Any request for an early withdrawal due to disability or hardship must be submitted with evidence of the disability or hardship on forms satisfactory to TIAA and not inconsistent with applicable law.

17. STARTING YOUR INCOME BENEFIT. Payment of your Income Benefit will begin as of the Annuity Starting Date you have chosen, if you are then living and:

             A) you have sent us this certificate;
             B) you have  chosen,  as  provided in Section 37, one of the Income
                Options set forth in Section 18;
             C) if you choose an Income  Option that pays a lifetime income, we have received due proof of your age and, if you choose a Survivor Annuity Option, the age of your Second Annuitant;
             D) if you choose the Payments for a Fixed Period Option,  we have
                received   written   certification   from  your   Employer  of
                Termination of Employment and of your eligibility for this Income Option; and
             E) if  your  Accumulation is subject to  the  requirements  of  the
                Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, that are described in Part F, and you are married and have not chosen a Survivor Annuity Option, we have received a certified waiver of your spouse's right to a survivor annuity.

             If the requirements of this Section have not been completed by the Annuity Starting Date you have chosen, the Annuity Starting Date will be deferred to the first of the month after the requirements have been completed or to the April first of the calendar year following the calendar year in which you attain age 70*, whichever comes first.

18. INCOME OPTIONS are the ways in which you may have your Income Benefit paid to you. Any time before the Annuity Starting Date, you may choose the Option you want. You may change your choice any time before payments begin, but once they have begun no change can be made. The Payments for a Fixed Period Option is available only after Termination of Employment, and may be limited under the terms of your Employer's Retirement Plan. The value of your Accumulation will be the consideration for a TIAA individual pay-out annuity contract providing for the Income Option you choose.

         If all or part of your Accumulation is attributable to contributions made under a retirement plan or tax deferred annuity plan subject to ERISA, then, only to the extent required by the IRC or ERISA, your rights to choose an Income Option are subject to the right of your spouse, if any, to benefits as explained in Part F.



================================================================================
G-1000.4                                                                  Page 8
TIAA GRA                                                                Ed. 3-93

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE                                     SECTION 18-19
================================================================================

         These are the Income Options from which you may choose. All of them provide an income for you, some provide that payments will continue for the lifetime of a Second Annuitant and some provide that payments will continue in any event during a guaranteed or fixed period as explained in
      Section 19:

      Single Life Annuity. A payment will be made to you each month as long as you live. All payments cease at your death. This Option provides nothing for anyone after your death.

      LIFE ANNUITY WITH 10-, 15- OR 20-YEAR GUARANTEED PERIOD. A payment will be made to you each month as long as you live. If you die before the end of the guaranteed = period you have chosen, the monthly payments will continue to the end of that I period.

      PAYMENTS FOR A FIXED PERIOD. A payment of principal and interest will be made to you each month for a fixed period of not less than five nor more than thirty years, as chosen. At the end of the period chosen, all the principal and interest credited will have been paid out. If you die before the end of the period chosen, the monthly payments will continue to the end of that period. Your right to receive Payments for a Fixed Period may be limited by the terms of your Employer's Retirement Plan. This Option is only available after Termination of Employment.

      INTEREST PAYMENT AND RETIREMENT ANNUITY. A payment of interest will be made to you each month until a conversion date. On the conversion date you will begin to receive benefits in accordance with an Income Option you choose from among those described in this section. The conversion date may be no earlier than one year from the date of the first payment, and no later than April 1 of the calendar year following the calendar year in which you attain age 70 1/2. If, as of the latter date, you have not elected another Income Option, you will receive income under the option specified in the Automatic Election Provision. If you die before the conversion date, your beneficiary will receive the value of the Accumulation as a death benefit under one of the Methods of Payment described in Part D. This Option is only available after you attain age 55, and before you attain age 69 1/2.

      SURVIVOR ANNUITY OPTIONS. Under each of these Options, a payment will be made to you each month as long as you live, and will be continued for life to the Second Annuitant you have named if he or she survives you. After payments begin, you cannot change your choice of Second Annuitant. The monthly amount paid to you or a surviving Second Annuitant depends on which of these Options you choose.

            FULL BENEFIT TO SURVIVOR WITH OR WITHOUT A 10-, 15- or 20-Year Guaranteed PERIOD. At the death of either you or your Second Annuitant, the monthly benefits that continue to the survivor will be the full amount that would have been


================================================================================
G-1000.4                                                                  Page 9
 TIAA GRA                                                               Ed. 3-93

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE                                     SECTION 18-19
================================================================================


            paid if both had lived. If you choose a guaranteed period and you and your Second Annuitant both die before the end of the period chosen, the Full Benefit monthly payments will continue to the end of that period; otherwise, all payments - will cease at the death of the last survivor of you and the Second Annuitant.

            Two-thirds Benefit to Survivor with or without a 10-, 15- or 20-Year Guaranteed Period. At the death of either you or your Second Annuitant, the monthly payments that continue to the survivor will be two-thirds of the amount that would have been paid if both had lived. If you choose a guaranteed period and you and your Second Annuitant both die before the end of the period chosen, the Two-thirds Benefit monthly payments will continue to the end of that period; otherwise, all payments will cease at the death of the last survivor of you and the Second Annuitant. .

            HALF BENEFIT TO SECOND ANNUITANT WITH OR WITHOUT A 10-, 15- OR 20-YEAR GUARANTEED PERIOD. The full monthly income will continue as long as you live. If your Second Annuitant survives you, he or she will receive payments each month of one-half the amount you would have received if you had lived. If you choose a guaranteed period and you and your Second Annuitant both die before the end of the period chosen, the Half Benefit monthly payments will continue to the end of that period; otherwise, all payments will cease at the death of the last survivor of you and the Second Annuitant.

            AUTOMATIC ELECTION PROVISION. If on the Annuity Starting Date determined in accordance with Sections 16 and 17, you have not chosen an Income Option, you will be deemed to have chosen the 'Life Annuity with 10-Year Guaranteed Period Option if you are then not married, or the Half Benefit to Second Annuitant with 10-Year Guaranteed Period Option if you are then married.


19. PAYMENTS TO THE END OF A GUARANTEED OR FIXED PERIOD. At the time you choose an Income Option, you name the person or persons to receive these payments. You may later change the named persons and, if you choose a Survivor Annuity, after your death your surviving Second Annuitant may change the named persons unless you direct otherwise.

         Any monthly payments due after your death and, if you have chosen a Survivor Annuity Option, the death of your Second Annuitant, will continue to the surviving person or persons named to receive them for the remainder of the guaranteed or fixed period you have chosen. The Commuted Value of these payments may be paid in one sum unless we are directed otherwise.

         If no one has been named to receive these payments, or if no one so named is then living, the Commuted Value will be paid in one sum to your estate or, if you chose a Survivor Annuity Option, to the estate of the last survivor of you and your Second Annuitant.




================================================================================
G-1000.4                                                                 Page 10
TIAA GRA                                                                Ed. 3-93

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE                                     SECTION 19-22
================================================================================


         If a person receiving these payments dies before the end of the guaranteed or fixed period, the Commuted Value of any payments still due that person will be paid to any other surviving person or persons named to receive it. If no one so named is then living, the Commuted Value will be paid to the estate of the last person who was receiving these payments.

20. The AMOUNT OF YOUR MONTHLY INCOME BENEFIT will be determined as of the Annuity Starting Date by:

          A) the amount of your Accumulation at that time;
          B) the Rate Schedule or Schedules under which premiums, any Additional Amounts and any transfers from CREF have been credited;
          C) the Income Option you choose;
          D) if you choose an Income Option that pays a lifetime income, your age; and E) if you choose one of the Survivor Annuity Options, your Second Annuitant's age.

         If your Income Benefit would be less than $25 a month, TIAA will have the right to change to quarterly, semi-annual or annual payments, whichever will result in payments of $25 or more and the shortest interval between payments.

                             PART D: DEATH BENEFIT

21. PAYMENT OF THE DEATH BENEFIT. If you die before the Annuity Starting Date, TIAA will pay the Death Benefit to your beneficiary under one of the Methods of Payment set forth in Section 25. You may choose the Method during your lifetime as explained in Section 37. If you do not so choose, your beneficiary will make the choice when he or she becomes entitled to payments. You may change the Method at any time before payments begin. After your death, your beneficiary may change the Method chosen by you, if you so provide. Any choice of Method or change of such choice must be made in writing as explained in Section 37. '


22. NAMING YOUR BENEFICIARY. Beneficiaries are persons you name, in form satisfactory to TIAA, to receive the Death Benefit if you die before the Annuity Starting Date. You may designate different classes of beneficiaries, such as primary (first) and contingent (secondary). These classes set the order of payment. If a class contains more than one person, the Death Benefit will be paid to the then living persons in the class in equal shares, unless you provide otherwise. For example, if you die before the Annuity Starting Date, having named your spouse as primary beneficiary and ^"children" as equal contingent beneficiaries, your spouse would receive the Death Benefit if he or she survived you. But if your spouse did not survive you, then your surviving children would receive the Death Benefit in equal shares.


================================================================================
G-1000.4                                                                 Page 11
TIAA GRA                                                                Ed. 3-93

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE                                     SECTION 22-25
================================================================================


         The terms "children" or "my children" may be used to name a class of beneficiaries, either primary or contingent. Unless you specify otherwise, these terms will mean all children born of your marriage or marriages and any children legally adopted by you. The term "children" also has the same inclusive meaning when used to name as beneficiaries the children of your spouse, your child, your brother or your sister.

         If all or part of your Accumulation is attributable to contributions made under a retirement plan or tax deferred annuity plan subject to ERISA; then, only to the extent required by the IRC or ERISA, your rights to name a beneficiary for the Death Benefit are subject to the right of your spouse, if any, to benefits as explained in Part F.

         If you name your estate as beneficiary, or if none of the beneficiaries you have named is alive at the time of your death, the Death Benefit will be paid to your estate in one sum.

         If you die prior to the Annuity Starting Date never having named a beneficiary, your estate and your surviving spouse, if any, become the beneficiaries as follows:

         A) if you leave no surviving spouse, the Death Benefit will be paid to your estate in one sum;

         B) if you leave a surviving spouse, your spouse will receive a Death Benefit, payable under one of the Methods of Payment of the Death Benefit, which is the actuarial equivalent of one-half of the Accumulation, with the remainder of the Accumulation being paid to your estate in one sum.

23. CHANGING YOUR BENEFICIARY. At any time before the Annuity Starting Date you may change your beneficiary or add or delete beneficiaries, as explained in Section 37, subject to the rights, if any, of your spouse as described in Part F.

24. Starting Payment of the Death Benefit. Payment of the Death Benefit under one of the Methods set forth in Section 25 will start as of the first day of the month after we have received:

         A) this certificate;
         B) due proof of your death;
         C) the choice, as provided in Section 37, of a Method of Payment set forth in Section 25; and
         D) due proof of the beneficiary's age, if the Method chosen pays a lifetime income.

25. METHODS OF PAYMENT. The Death Benefit will be paid to your beneficiary under one of the Methods shown below. For all Methods except Single-sum, the Death Benefit will be the consideration for a TIAA individual pay-out contract providing for the Method of Payment chosen. The distribution of the Death Benefit under any Method of Payment must be made over the lifetime of your beneficiary or over a period not exceeding your beneficiary's life expectancy. The Death Benefit must be applied under a chosen Method of Payment within one year of the date of your death; otherwise payments will be made to your beneficiary beginning on the first day of the month in which the first anniversary


================================================================================
G-1000.4                                                                 Page 12
TIAA GRA                                                                Ed. 3-93

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE                                     SECTION 25-26
================================================================================


      of your date of death occurs, under the Payments for a Fixed Period Method for a period of five years with payments made annually.

         SINGLE-SUM. The Death Benefit will be paid to your beneficiary in one sum.

         Single Life Annuity. A payment will be made to your beneficiary each month for life. All payments will cease at his or her death. This Method provides nothing for anyone after the death of your beneficiary.

         LIFE ANNUITY WITH 10-, 15- OR 20-YEAR GUARANTEED PERIOD. A payment will be made to your beneficiary each month for life. If he or she dies before the end of the guaranteed period chosen, the monthly payments will continue to the end of that period as explained in Section 26.

         PAYMENTS FOR A FIXED PERIOD. A payment of principal and interest will be made to your beneficiary each month for a fixed period of not less than two nor more than thirty years, as chosen. At the end of the period chosen, all the principal and interest credited will have been paid out. If your beneficiary dies before the end of the period chosen, the monthly payments will continue to the end of that period as explained in Section 26.

         INTEREST PAYMENTS. A payment of interest on the Death Benefit will be made to your beneficiary each month for a chosen period of not less than two nor more than thirty years. At the end of the period chosen, TIAA will pay the Death Benefit to your beneficiary. If your beneficiary dies while any part of the Death Benefit is held by TIAA, that amount will be payable as explained in Section 26. Instead of a chosen period, interest payments may be made for "the lifetime of the beneficiary," with payment of the Death Benefit made after the death of your beneficiary as explained in Section 26. The value of the Death Benefit placed under this Method must be at least $5,000.

         If any Method chosen, except Interest Payments, would result in payments of less than $25 a month, TIAA will have the right to require a change in choice that will result in payments of not less than $25 a month.

26. PAYMENTS AFTER THE DEATH OF A BENEFICIARY. Any monthly payments still due at the death of your beneficiary during a guaranteed or fixed period will be continued to the person or persons named by you or your beneficiary to receive them. The Commuted Value of these payments may be paid in one sum unless we are directed otherwise.


         If no one has been named to receive these payments, or if no one so named is living at the death of your beneficiary, the Commuted Value will be paid in one sum to your beneficiary's estate.

         If a person receiving these payments dies before the end of the guaranteed or fixed period, the Commuted Value of any payments still due that person will be paid to any


================================================================================
G-1000.4                                                                 Page 13
TIAA GRA                                                                Ed. 3-93

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE                                     SECTION 26-29
================================================================================



     other surviving person or persons named to receive it. If no one so named is then living, the Commuted Value will be paid to the estate of the last person who was receiving these payments.

         If your beneficiary dies while all or part of the Death Benefit is held by TIAA under the Interest Payments Method, that amount will be paid in one sum to the person or persons you or your beneficiary have named to receive it. If no such person survives your beneficiary, the Death Benefit will be paid in one sum to your beneficiary's estate.

27.  The AMOUNT OF DEATH BENEFIT PAYMENTS will be determined by:

          A) the amount of your Accumulation as of the date of your death;
          B) the Rate Schedule or Schedules under which your premiums, any Additional ~ Amounts and any transfers from CREF were credited;
          C) the Method of Payment chosen for the Death Benefit; and
          D) if the Method chosen pays a lifetime income, the age of your beneficiary.

                           PART E: LUMP-SUM BENEFITS

28. AVAILABILITY OF LUMP-SUM BENEFIT. Within 120 days after Termination of Employment and before the Annuity Starting Date, you may choose to receive a Lump-sum Benefit if provided for under your Employer's Retirement Plan. After the 120-day period expires, the election of a Lump-sum Benefit wi11 never again be available. The portion of the Accumulation available to you as a Lump-sum Benefit may be limited by your Employer's Retirement Plan.

         If all or part of your Accumulation is attributable to contributions made under a retirement plan or tax deferred annuity plan subject to ERISA; then, only to the extent required by the IRC or ERISA, your rights to receive a Lump-sum Benefit are subject to the right of your spouse, if any, to benefits as explained in Part F.

29. PAYMENT OF THE LUMP-SUM BENEFIT. If you choose the Lump-sum Benefit, we will pay the portion of the Accumulation available to you, or any part thereof not less than $1,000, less any surrender charge in accordance with the applicable Rate Schedule or Schedules. Payment will be made as of the day we receive:

          A) your request for a Lump-sum Benefit;

          B)  written   certification  from  your  Employer  of  Termination  of
              Employment and of your eligibility for a Lump-sum Benefit;

          C) all premium payments to be made for your benefit under your Employer's Retirement Plan; and

          D) if your Accumulation is subject to the ERISA requirements described in Part F, and you are married, your spouse's written consent to the payment of the Lump-sum Benefit.


================================================================================
G-1000.4                                                                 Page 14
TIAA GRA                                                                Ed. 3-93

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE                                     SECTION 29-30
================================================================================


          You may choose to defer the effective date of the Lump-sum Benefit until the first day of the month following the month in which we receive (A), (B), (C) and (D) above. In no event, however, will payment of the Lump-sum Benefit be made prior to the date of Termination of Employment. The Accumulation will be reduced by the amount of any Lump-sum Benefit paid, plus any Surrender Charge. When different Rate Schedules apply to different parts of the Accumulation, the reduction will be allocated among the parts. The reduction made to each part will be in proportion to that part's share of the available Accumulation. If the entire Accumulation is paid as a Lump-sum
          Benefit, all obligations of TIAA to you under the Contract are fulfilled.

                       PART F: SPOUSE'S RIGHT TO BENEFITS

30. SPOUSE'S RIGHT TO BENEFITS. If all or part of your Accumulation is attributable to contributions made under a retirement plan or tax deferred annuity plan subject to ERISA; then, only to the extent required by the IRC or ERISA, your rights to receive a Lump-sum Benefit, choose an Income Option, and name a beneficiary for the Death Benefit are subject to the right of your spouse, if any, to benefits as follows:

          SPOUSE'S SURVIVOR ANNUITY INCOME. If YOU ARE married on the Annuity Starting Date, your Income Benefit must be paid under a Survivor Annuity Option with your spouse as Second Annuitant unless we receive, in form satisfactory to TIAA, a waiver of your spouse's right to a Survivor Annuity Income with your spouse's written consent or verification that your spouse cannot be located!

          SPOUSE'S SURVIVOR DEATH BENEFIT. If you die before the Annuity Starting Date and you are then married, the payment of the Death Benefit to your named beneficiary is subject to your spouse's right to receive a Death Benefit of an annuity which is the actuarial equivalent of one-half of the portion of the Accumulation, if any, attributable to contributions made under a plan subject to ERISA. Your spouse's right to a Survivor Death Benefit may be waived, in form satisfactory to TIAA, with your spouse's written consent or verification that your spouse cannot be located. A waiver of the Survivor Death Benefit may not be made prior to the year in which you attain age 35, or, if earlier, your termination of employment with the institution then remitting premiums for this certificate.

          YOUR LUMP-SUM BENEFIT. If you are married on the date you request a Lump-sum Benefit, we must receive, in form satisfactory to TIAA, your spouse's written consent to the payment of the Lump-sum Benefit or verification that your spouse cannot be located.


================================================================================
G-1000.4                                                                 Page 15
TIAA GRA                                                                Ed. 3-93

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE                                     SECTION 30-37
================================================================================


     Verification of your marital status may be required, in form satisfactory to TIAA, for purposes of establishing your spouse's right to benefits or a waiver of these rights. You may revoke a waiver of your spouse's right to benefits at any time during your lifetime and before the Annuity Starting Date. Your spouse may not revoke a consent after the consent has been given.

31. LIABILITY OF TIAA. Any action taken by TIAA in good faith before receiving written notice of a waiver of rights included in this certificate, or of revocation of such waiver, will not subject TIAA to liability because our acts were contrary to what was stated in such waiver or revocation.

                           PART G: GENERAL PROVISIONS

32. REPORT OF ACCUMULATION. Once each year until the Annuity Starting Date, we will mail you a report for the calendar year just ended. It will show the value of your Accumulation (Death Benefit) as of the end of the year.

33. No ASSIGNMENT. Neither you nor any other person may assign, pledge, or transfer ownership of the certificate or any benefits under the terms of the Contract. Any such action will be void and of no effect.

34.  NO LOANS. The Contract does not provide for loans.

35. LIMITED CASH SURRENDER BENEFITS. The only provision for cash surrender under the Contract is the Lump-sum Benefit. There is no other cash surrender available under the terms of the Contract.

36. PROTECTION AGAINST CLAIMS OF CREDITORS. The benefits and rights accruing to you or any other person under the Contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

37. PROCEDURE FOR ELECTIONS AND CHANGES. You, or your Second Annuitant or beneficiary having the right to do so, may elect or change, in accordance with the terms of your certificate, any of the following by written notice satisfactory to TIAA, sent to its home office in New York, NY:

          A) the Annuity Starting Date;
          B) an Income Option;
          C) a Lump-sum Benefit;
          D) a Method of Payment for the Death Benefit; or
          E) a beneficiary or any person named to receive payments remaining due.



================================================================================
G-1000.4                                                                 Page 16
TIAA GRA                                                                Ed. 3-93

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE                                     SECTION 37-42
================================================================================





         No such notice will take effect unless it is received by TIAA. When received, it will take effect as of the date it was signed, whether or not the, signer is living at the time we receive it. Any action taken by TIAA in good faith before receiving such notice will not subject TIAA to liability because our acts were contrary to what was stated in the notice.

38. PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC. TIAA reserves the right to pay in one sum, the Commuted Value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. TIAA will not be responsible for the acts or neglects of any executor, trustee, guardian, or other third party to whom payment is made.

39. SERVICE OF PROCESS UPON TIAA. We will accept service of process in any action or suit against us on the Contract in any court of competent jurisdiction in the United States, Puerto Rico or Canada, provided such process is properly made. We will also accept such process sent to us by registered mail if the plaintiff is a resident of the state, district, territory, or province in which the action or suit is brought. This Section does not waive any of our rights, including the right to remove such action or suit to another court.

40. BENEFITS BASED ON INCORRECT DATA. If the amount of benefits is determined by data as to a person's age and if that data is incorrect, benefits will be recalculated on the basis of the correct data. Any amounts underpaid by TIAA on the basis of the incorrect data will be paid at the time the correction is made. Any amounts overpaid by TIAA on the basis of the incorrect data will be charged against the payments due after correction is made. Any amounts so paid or charged will include compound interest at the effective rate of 6% per year.

41. PROOF OF SURVIVAL. TIAA reserves the right to require satisfactory proof that anyone named to receive benefits under the terms of the Contract is alive on the date any benefit payment is due. If this proof is not received after requested in writing, TIAA will have the right to make reduced payments or to withhold payments entirety until such proof is received. If under a Survivor Annuity Option, TIAA has overpaid benefits because of a death, subsequent payments will be reduced or withheld until the amount of the overpayment has been recovered.

42. CORRESPONDENCE and REQUESTS FOR BENEFITS. No notice, application, form, premium payment, or request for benefits will be deemed to be received by us unless it is received at our home office. All benefits are payable at our home office. Any questions about the Contract or this certificate or inquiries about our service should be directed to us at our address:

                                      TIAA
                                730 Third Avenue
                            New York, NY 10017-3206.



================================================================================
G-1000.4                                                                 Page 17
TIAA GRA                                                                Ed. 3-93

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE                                     SECTION 43-45
================================================================================


43. OVERPAYMENTS OF PREMIUMS. Any payments of premiums made in error by the Employer in excess of those required by the Retirement Plan will be refunded to the Employer if requested in writing by the Employer prior to the Annuity Starting Date, subject however, to prior transfers or Lump-sum Benefits made from such funds. TIAA is entitled -to rely on information provided by the Employer. The Employer shall indemnify TIAA and hold TIAA harmless for any action taken in reliance on such - information.

44. COMPLIANCE WITH LAWS AND REGULATIONS. TIAA will administer the Contract and this certificate to comply with all laws and regulations pertaining to the terms and conditions of the Contract and this certificate. If the Contract and/or this certificate conflict with any applicable law or regulation, such law or regulation will prevail. The choice of Income Option, Method of Payment of a Death Benefit, Annuity Starting Date, Beneficiary or Second Annuitant and the availability of the Lump-sum Benefit as set forth in the certificate are subject to the applicable restrictions, distribution requirements and incidental benefit requirements of the Internal Revenue Code of 1986, as amended, and the rulings and regulations issued thereunder, and the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder.

45. CHANGE OF RATE SCHEDULE. We may, at any time and from time to time, substitute a new Rate Schedule for the one in Section 46. A new Rate Schedule will apply only to benefits arising from premiums paid, any Additional Amounts credited and any transfers from CREF made while that
     Schedule is in effect. A change in the Rate Schedule will be made only after we have given your Employer three months' written notice of the change. If premiums have been paid for you during the twelve-month period before such notice we will also notify you three months in advance. Any such change will not affect the amount of benefits purchased prior to the change by premiums, Additional Amounts and transfers from CREF. Any new Rate Schedule will specify the charges for expenses and - contingencies, the interest rates and the mortality bases used for determining benefits, and any applicable Surrender Charge on lump-sum Benefits arising from premiums paid, Additional Amounts credited, and any transfers from CREF made while such Rate Schedule is in effect.


================================================================================
G-1000.4                                                                 Page 18
TIAA GRA                                                                Ed. 3-93

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE                                        SECTION 46
================================================================================


46.  RATE  SCHEDULE.  The  benefits  bought by  premiums  paid  while  this Rate
     Schedule is in effect will be computed on this basis:

          (1) no deduction for expenses or contingencies;

          (2) interest at the effective annual rate of 3 % from the first day of the month in which the premium is paid to the Annuity Starting Date or your prior death, and at the effective annual rate of 2.5% thereafter; and

          (3) mortality according to the 1983 Table a (Merged Gender Mod A).

     THE BENEFITS BOUGHT BY ADDITIONAL AMOUNTS credited while this Rate Schedule is in effect will be computed on the same basis as for premiums.

     THE BENEFITS BOUGHT BY TRANSFERS from CREF made while this Rate Schedule is in effect will be computed on the same basis as for premiums except that interest will be credited from the day TIAA receives the funds transferred.

     When payments start to you, or to your beneficiary under an income method involving life contingencies, we will compute any benefits provided by the portion of the Accumulation resulting from premiums paid, Additional Amounts credited and transfers from CREF made while this Rate Schedule is in effect, on whichever of these bases produces the largest payments:

          (1) the applicable interest rate and mortality tables, as stated above; or


          (2) the interest rate and mortality table in use by TIAA for any individual single premium immediate annuities being offered when the payments start.

     A SURRENDER CHARGE OF 2.5 % will be deducted from any Lump-sum Benefit arising from premiums, any Additional Amounts and any transfers from CREF credited while this Rate Schedule is in effect.







================================================================================
G-1000.4                                                                 Page 19
TIAA GRA                                                                Ed. 3-93

YOUR TIAA GROUP
RETIREMENT ANNUITY CERTIFICATE                                        SECTION 46
================================================================================


================================================================================
  Amount of Yearly Iife Annuity with 10-Year Guarantee Purchasable by a Single
                                 Premium of $100
             One-twelfth of the snount shown is payable each month.


 AGE                                  AGE                                  AGE
ATTAINED                           ATTAINED                             ATTAINED
 WHEN       ANNUITY BEGINNING AT      WHEN        ANNUITY BEGINNING AT     WHEN     ANNUITY BEGINNING AT
PREMIUM                            PREMIUM                               PREMIUM
IS DUE     AGE 60   AGE 65  AGE 70  IS DUE     AGE 60    AGE 65   AGE 70  IS DUE   AGE 60  AGE 65   AGE 70
----------------------------------------------------------------------------------------------------------

  20      $15.01   $19.17   $24.87     37      $9.08    $11.60   $15.05    54      $5.49    $7.01    $9.10
  21       14.58    18.61    24.15     38       8.82     11.26    14.61    55       5.33     6.81     8.84
  22       14.15    18.07    23.44     39       8.56     10.93    14.18    56       5.18     6.61     8.58
  23       13.74    17.54    22.76     40       8.31     10.61    13.77    57       5.03     6.42     8.33
  24       13.34    17.03    22.10     41       8.07     10.30    13.37    58       4.88     6.23     8.09
  25       12 95    16.54    21.45     42       7.83     10.00    12.98    59       4.74     6.05     7.85
  26       12.57    16.05    20.83     43       7.60      9.71    12.60    60       4.60     5.87     7.62
  27       12.21    15.59    20.22     44       7.38      9.43    12.23    61                5.70     7.40
  28       11.85    15.13    19.63     45       7.17      9.15    11.88    62                5.54     7.18
  29       11.51    14.69    19.06     46       6.96      8.89    11.53    63                5.37     6.97
  30       11.17    14.26    18.50     47       6.76      8.63    11.19    64                5.22     6.77
  31       10.84    13.85    17.97     48       6.56      8.38    10.87    65                5.07     6.57
  32       10.53    13.44    17.44     49       6.37      8.13    10.55    66                         6.38
  33       10.22    13.05    16.93     50       6.18      7.90    10.24    67                         6.20
  34        9.92    12.67    16.44     51       6.00      7.67     9.94    68                         6.01
  35        9.63    12.30    15.96     52       5.83      7.44     9.66    69                         5.84
  36        9.35    11.95    15.50     53       5.66      7.22     9.37    70                         5.67
----------------------------------------------------------------------------------------------------------

The yearly payments shown above are those that result from a premium of $100 paid or credited when you have reached an age shown in the"Age Attained ' column, but have not passed that birthday by as much as one month. All ages used in computing benefits are calculated in completed years and months. Payments at ages other than those shown, and under other income methods, are computed on the basis stated in the Rate Schedule for benefits bought by premiums.
For premiums other than $100, payments will be proportionate.




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G-1000.4                                                                 Page 20
TIAA GRA                                                                Ed. 3-93